UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On December 9, 2011, the Board of Directors (the “Board”) of The AES Corporation (the “Company”) elected Zhang Guobao to the Board, with his term as a director on the Board commencing on such date. Mr. Zhang was nominated to the Board by Terrific Investment Corporation (“Investor”), a wholly-owned subsidiary of China Investment Corporation, pursuant to that certain Stockholder Agreement between the Company and Investor dated March 12, 2010. Under the terms of the Stockholder Agreement and subject to certain conditions set forth therein, Investor had the right to nominate one director to the Board.

Mr. Zhang will participate in the non-employee director compensation arrangements described in the Company’s 2011 annual proxy statement filed with the Securities and Exchange Commission on March 3, 2011 (the “Director Compensation Program”), except that he will only be eligible to receive non-employee director awards in the form of deferred stock units in order to ensure compliance with certain laws and regulations. For the 2011-2012 Board year, Mr. Zhang will receive pro rata compensation based on days served. Consistent with the Director Compensation Program, Mr. Zhang will receive an initial grant consisting of deferred stock units valued at $40,000.

On December 9, 2011, the Company issued a press release announcing the election of Mr. Zhang. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated December 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

By:	/s/ Brian A. Miller
Name: Brian A. Miller
Title: Executive Vice President, General Counsel and Secretary

Date: December 9, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 9, 2011